UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2026, LiqTech International, Inc. (the “Company”) entered into a Debt Cancellation Agreement (the “Debt Cancellation Agreement”) with affiliates of Bleichroeder L.P., 21 April Fund, L.P., and 21 April Fund, Ltd. (the “Note Holders”). As previously disclosed, the Company issued to the Note Holders an aggregate principal amount $6.0 million of senior promissory notes on June 22, 2022, as amended on October 13, 2023 and March 26, 2025 (collectively, the “Senior Promissory Notes”). Pursuant to the terms of the Debt Cancellation Agreement, the Company and the Note Holders agreed that upon the closing of the Company’s underwritten public offering pursuant to the Registration Statement on Form S-1 (File No. 333-296258) filed with the Securities Exchange Commission on May 27, 2026, as amended (the “Offering”) (i) the Note Holders shall cancel $3.0 million of the Senior Promissory Notes in exchange for $3.0 million of shares of the Company’s common stock at a deemed issuance price per share equal to the public offering price per share to be sold in the Offering and (ii) the Company shall pay the Note Holders in cash $3.0 million plus all interest accrued under the Senior Promissory Notes. After the transactions contemplated by the Debt Cancellation Agreement, the Senior Promissory Notes will no longer be outstanding. The Note Holders are entitled to resale registration rights under a registration rights agreement to be entered into upon the closing for the shares of common stock issuable pursuant to the Debt Cancellation Agreement.

The foregoing summary of the Debt Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Cancellation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated by reference into this Item 3.02.

The shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The shares issuable have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Debt Cancellation Agreement, by and among the Company and the affiliates of Bleichroeder L.P., 21 April Fund, L.P., and 21 April Fund, Ltd., dated May 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.
Date: June 1, 2026	/s/ Fei Chen
Fei Chen
Chief Executive Officer